January 18, 2011

PDC Energy Announces Successful Niobrara Results in the Wattenberg Field, and Update of Permian Basin and Appalachian Basin Operations

DENVER, CO, January 18, 2011: PDC Energy (“PDC” or the “Company”) (NASDAQ:PETD) reported today on its horizontal Niobrara, Wolfberry, and horizontal Marcellus Shale operations.

Niobrara Formation – Wattenberg Field:
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PDC’s initial horizontal well drilled in the Krieger prospect was a 4,100’ horizontal lateral in the B-bench of the Niobrara Formation.  The well was drilled in 11 days and was hydraulically fractured with 16 stages.  Microseismic monitoring was utilized and the fracture treatment was deemed to be effective.

•	The 24-hour peak rate from the well was 625 Boepd, and the 30-day average production was 310 Boepd.
•	As of January 7, 2011, gas production was being sold to the market, and the well continued to flow without benefit of artificial lift.
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PDC has budgeted a 14 well horizontal Niobrara drilling program for 2011 which should include a combination of core Wattenberg wells and Krieger prospect horizontal wells.  Based on initial results from the first horizontal Krieger well, the Company plans to initiate its 2011 horizontal drilling program in the Krieger prospect.  Drilling is anticipated to begin mid-February 2011.

Wolfberry Trend – Permian Basin:
•	Effective December 31, 2010, PDC commenced drilling of its 6th Wolfberry well.
•	Peak 24-hour rates from the Company’s first two Wolfberry producers averaged 275 Boepd, per well.
•	Net production for December ranged from 700 – 1,000 Boepd.
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The Company has encountered encouraging upside potential in the Bend, Strawn and Fusselman zones, which shows possible additional geological and reservoir opportunities not valued in our recent Permian acquisitions.  The Company is successfully testing these intervals in two of its most recent wells.

•	PDC has budgeted 25 Wolfberry new drills in 2011.

Marcellus Shale – Appalachian Basin:
•	The first three horizontal wells drilled by the Company’s joint venture are on-line and producing.
•	The average 24-hour peak rate production for these three wells is 2,400 Mcfpd, per well.
•	Early estimates for reserves on these wells range from 3.5 – 5.0 Bcf, per well.
•	Through its PDC Mountaineer joint venture, the Company commenced drilling on its 6th horizontal well and anticipates completion of its 4th, 5th and 6th wells in the first quarter of 2011.
•	The Company has budgeted a 9 well drilling program in 2011. PDC Mountaineer board approval is required for the second half of 2011’s drilling program, and is expected to be granted in mid-year 2011.

Barton Brookman, Senior Vice President – Exploration and Production, stated, “We are very excited about the results from three key operating areas.  We are extremely pleased with early results from our first Niobrara horizontal well.  The drilling and completion execution was exceptional, and while we recognize this well is still on flowback, we are confident the production results support acceleration of our drilling in the Krieger area.  In the Wolfberry, we have established a strong Permian operating team and have executed cleanly on our first six wells.  This year we are planning a 25-well drilling program in the Wolfberry and anticipate strong production growth.  Successful development of our Marcellus play continues with ongoing drilling and completions in the first quarter of 2011. The results continue to indicate substantial reserve potential for PDC which should contribute to our future production and reserve growth.  The Company plans to give a full operational update on March 15, 2011, at its analyst day in New York.”

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects.  All statements other than statements of historical facts included in and incorporated by reference into this report are forward-looking statements.  Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and our management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand and commodity prices for natural gas and oil;
•	changes in estimates of proved reserves;
•	declines in the values of our natural gas and oil properties resulting in impairments;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	reductions in the borrowing base under our credit facility;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States;
•	changes in environmental laws and the regulations and enforcement related to those laws;
•	the identification of and severity of environmental events and governmental responses to the events;
•	the effect of natural gas and oil derivative activities;
•	conditions in the capital markets; and
•	losses possible from pending or future litigation.

Further, we urge you to carefully review and consider the cautionary statements made in this press release, along with the risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 4, 2010, as amended August 31, 2010 ("2009 Form 10-K"), and our other filings with the SEC and public disclosures.  We caution you not to place undue reliance on forward-looking statements, which speak only as of the date made.  Other than as required under the securities laws, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events.

Contact:                 Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com